POWER OF ATTORNEY


     The undersigned officer of Standish, Ayer & Wood Master Portfolio, a New York trust (the "Portfolio Trust"), does hereby constitute and appoint Edward H. Ladd, Richard S. Wood, Susan Jakuboski and Raymond O'Neill, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power of substitution to each of them, and each of them acting singly, to sign for me, in my name and in the capacities indicated below, (1) any and all amendments to the Registration Statements on Form N-8A and Form N-1A to be filed by the Portfolio Trust under the Investment Company Act of 1940, as amended (the "1940 Act"), (2) any and all amendments to the registration statement on Form N-1A of Standish, Ayer & Wood Investment Trust (the "Investment Trust") under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), (3) the registration statement on Form N-1A of any other registered investment company that is or will become a holder of an interest in the Portfolio Trust (a
"Holder"), (4) any registration statement on Form N-14, and any and all amendments thereto, filed by the Portfolio Trust, the Investment Trust or any Holder and (5) any and all other documents and papers relating thereto, and generally to do all such things in my name and on my behalf in the capacities indicated below to enable the Portfolio Trust to comply with the 1940 Act and the 1933 Act (where applicable) and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all such documents.

     IN WITNESS WHEREOF, I have hereunder set my hand on this Instrument outside the United States on this 5th day of October, 1996.


                                           /s/ Richard S. Wood
                                           Richard S. Wood
                                           President (chief executive officer)